Exhibit 99.1

News Announcement

Nexstar Broadcasting Group Announces Filing of Definitive Information Statement

Irving, TX – March 15, 2013 — Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”) announced today the filing of a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission to notify stockholders of corporate actions adopting and approving resolutions to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). Nexstar’s Definitive Information Statement on Schedule 14C can be accessed at: http://www.sec.gov/Archives/edgar/data/1142417/000119312513109384/d489067ddef14c.htm

The Information Statement will be mailed on or about March 22, 2013 to the Company’s stockholders of record as of February 26, 2013. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action will become effective no earlier than 20 calendar days after the date on which the Information Statement is sent or given to the Company’s stockholders.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 72 television stations and 15 related digital multicast signals reaching 41 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, MeTV, Telemundo, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and one independent station. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter Chief Financial Officer Nexstar Broadcasting Group, Inc. (972) 373-8800	Joseph Jaffoni JCIR (212) 835-8500 or nxst@jcir.com

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